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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-54090) and related Prospectus of America Service Group Inc. for the registration of 1,457,751 shares of its common stock and to the incorporation by reference therein of our report dated February 11, 2000, with respect to the consolidated financial statements and schedule of America Service Group Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



Ernst & Young LLP

Nashville, Tennessee
January 26, 2001